Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Kevin C. Hake	Jeffrey T. O’Keefe
	Vice President and Treasurer	Director of Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS 36% INCREASE IN FISCAL 2004 EPS; ACHIEVES
RECORD REVENUES, EARNINGS, DELIVERIES AND BACKLOG;
PROJECTS MORE THAN 21% INCREASE IN FISCAL 2005 EPS

Highlights for the Fiscal Year Ended October 31, 2004

•                                         Net earnings reached a record $5.35 per fully diluted share for fiscal 2004, a 36% increase from $3.93 per fully diluted share in fiscal 2003. Hovnanian achieved record net earnings of $348.7 million for fiscal 2004, a 35% increase above net earnings of $257.4 million in fiscal 2003.

•                                         Fiscal 2004 fourth quarter EPS increased 47% to $2.06, compared with $1.40 in the prior year’s fourth quarter.

•                                         Total revenues for fiscal 2004 increased 30% to $4.2 billion, and the number of homes delivered in fiscal 2004 increased 26% over the prior year.

•                                         Earnings for fiscal 2004 represent a return on beginning equity (ROE) of 42.5% and an after tax return on beginning capital (ROC) of 24.4%.

•                                         More than 96% of net earnings in fiscal 2004 were generated from the Company’s organic operations, which excludes earnings from acquisitions closed since the beginning of fiscal 2003.

•                                         EBITDA grew 35% to $677.8 million in fiscal 2004, covering interest 7.7 times for the year. The Company’s ratio of net recourse debt-to-capitalization at fiscal year-end was 44.4%.

•                                         The dollar value of net contracts for the full year in fiscal 2004 increased 48% to $4.9 billion on 16,148 homes, compared to $3.3 billion on 12,352 homes in fiscal 2003.

•                                         Contract backlog as of October 31, 2004 was 7,851 homes with a sales value of $2.7 billion, up 73% from the sales value of homes in last year’s backlog.

•                                         Management is increasing its projection for fiscal 2005 earnings to exceed $6.50 per fully diluted share, an increase of $0.20 over the previous projection of more than $6.30 per fully diluted share for the year. Management expects quarterly earnings to be more evenly distributed in fiscal 2005.

RED BANK, NJ, December 7, 2004 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported net income of $348.7 million, or $5.35 per fully diluted share, on $4.2 billion in total revenue for the fiscal year ended October 31, 2004. Net income in fiscal 2003 was $257.4 million, or $3.93 per fully diluted share, on total revenue of $3.2 billion.

The dollar value of net contracts increased 48% in fiscal 2004 to $4.9 billion on 16,148 homes, including unconsolidated joint ventures, from $3.3 billion in the prior year. Consolidated deliveries in fiscal 2004 were 14,586 homes with an aggregate sales value of $4.1 billion. This compares to consolidated deliveries of 11,531 homes in fiscal 2003 with an aggregate sales value of $3.1 billion. At the end of fiscal 2004, contract backlog increased to 7,851 homes, including unconsolidated joint ventures, compared to 5,797 homes last year.  The sales value of contract backlog at October 31, 2004 was $2.7 billion, an increase of 73% over fiscal 2003.

Consolidated earnings before interest expense, income taxes, depreciation, amortization and non-recurring write-offs (“EBITDA”) for fiscal 2004 rose 35% to $677.8 million from $501 million in fiscal 2003.  EBITDA covered the amount of interest incurred in the year by 7.7 times, compared to 7.5 times during fiscal 2003.  The Company’s homebuilding gross margin was 25.5% for the full year, equal to the 25.5% homebuilding gross margin reported in the prior year. After interest expense included in cost of sales, homebuilding gross margin was 24.1%, equal to the Company’s homebuilding gross margin on a comparable basis in fiscal 2003. These margins were achieved despite the impact of price increases in lumber, concrete and other material costs, and the impact of lower margins from acquisitions that closed over the past year. Total selling, general and administrative expense, including corporate expense, as a percentage of total revenues decreased to 9.5% in fiscal 2004, a 50 basis point decline from 10.0% in fiscal 2003.  Earnings before taxes from financial services improved 12% to $25.5 million in fiscal 2004 from $22.9 million in the prior year.  Shareholders’ equity grew more than 45% to $1.2 billion at October 31, 2004 from $820 million at the end of fiscal 2003.

Fourth Quarter Performance

For the three-month period ended October 31, 2004, revenue reached $1.4 billion, up 34% compared to $1.0 billion for the year earlier period. Net income for the fourth quarter of fiscal 2004 increased 47% to $133.8 million, or $2.06 per fully diluted share, compared to $91.2 million, or $1.40 per fully diluted share, in fiscal 2003.  Compared to the fourth quarter of 2003, the dollar value of net contracts during the fourth quarter of fiscal 2004 increased by 42% and the number of home deliveries rose by 25%, including the impact of unconsolidated joint ventures.

Comments from Management

“Fiscal 2004 marks another year of significant revenue and earnings growth for our company,” said Ara K. Hovnanian, President and Chief Executive Officer of the Company.  “Over the past five years, we have achieved a 34% compound annual growth rate in revenue and a 63% growth rate in net earnings.  Our record financial performance in 2004 is a direct result of our focused efforts to meet customer demand by delivering a diverse array of homes in each of our markets,” he said. “While most of the larger public builders continue to deliver solid operating results, our 43% ROE and 24% ROC for our full year remain among the highest in our industry and illustrate our success in creating value for our shareholders.  We are developing and implementing initiatives that will position us to continue delivering industry-leading returns in the future.”

“Organic growth accounted for more than 96% or our net earnings in 2004 and will continue to play an important role in our future,” Mr. Hovnanian commented.  “Our success in growing our current operations is a testament to the benefits of some of our strategic initiatives, including our broad array of products, the process improvements we have underway, and our market concentration strategy, as well as the strength of the markets in which we operate.  Many of our more heavily regulated markets remain strong, as is evidenced by the record dollar value of our year-end contract backlog, which increased 73%.  Our backlog represents an important indicator of future growth, since the homes in backlog are converted to revenue and earnings over the coming months,” said Mr. Hovnanian.  “Today, we control nearly 100,000 lots, which is almost seven years worth of deliveries based on our 2004 results.  More importantly, the majority of these lots are in markets where there is a steady underlying demand for housing based on demographics and increasing constraints on the availability of new homes.  As we continue to deliver a wide range of product offerings, which range from first time homes to our active adult communities, we are well positioned to achieve our growth objectives for the next several years,” Mr. Hovnanian said.

“Given the continuing strong underlying demand in our markets and our healthy contract backlog as we start the year, we are increasing our projection for fiscal 2005 to more than $6.50 per fully diluted share,” Mr. Hovnanian stated. “Our updated earnings projection represents more than a 21% increase from 2004’s record earnings. We currently anticipate delivering over 16,000 homes in fiscal 2005, with total revenue of over $5.0 billion, which equates to revenue growth of more than 19%,” Mr. Hovnanian concluded.

“Our balance sheet remains strong, and we finished 2004 with a 44% net recourse debt-to-capitalization ratio,” said J. Larry Sorsby, Executive Vice President and Chief Financial Officer. “After the close of the quarter we further strengthened our balance sheet with an offering of $200 million of senior notes and $100 million of senior subordinated notes.  While we continue to invest in our future growth, we are focused on maintaining a conservative, yet flexible, balance sheet,” Mr. Sorsby continued.

“We surpassed a significant milestone in fiscal 2004 as shareholder’s equity increased to more than one billion dollars for the first time.  At the end of the year our shareholders’ equity was $1.2 billion, a 45% increase over the end of fiscal 2003.  Our commitment to providing a strong and stable foundation for growth is unwavering, and we have more than enough liquidity to meet our projected growth targets in 2005,” Mr. Sorsby concluded.

In Closing

“I would like to thank our talented group of associates, who have focused on executing our business strategies and developing new initiatives.  Their efforts have once again led our company to a record year of growth and financial performance that ranks near the top of our industry,” commented Mr. Hovnanian. “Our financial performance underscores our ability to build quality homes that delight our customers, and provides the foundation we need to continue our momentum in fiscal 2005 and beyond,” he concluded.

Hovnanian Enterprises will webcast its fourth quarter earnings conference call at 11:00 a.m. E.S.T. on Wednesday, December 8, 2004, hosted by Ara K. Hovnanian, President and Chief Executive Officer of the Company.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Webcast” section of the Investor News page on the Hovnanian Web site at http://www.khov.com. The archive will be available for 12 months.

The Company’s summary projection for the fiscal year ending October 31, 2005 is available on the Company Projection page of the “Investor Relations” section of the Company’s website at http://www.khov.com.

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Florida, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian®Homes™, Washington Homes, Goodman Homes, Matzel & Mumford, Diamond Homes, Westminster Homes, Fortis Homes, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Great Western Homes and Windward Homes.  As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2003 annual report, can be accessed through the Investors page of the Hovnanian Web site at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

Non-GAAP Financial Measures:

EBITDA is not a generally accepted accounting principle (GAAP) financial measure. The most directly comparable GAAP financial measure is net income. The reconciliation of EBITDA to net income is presented in a table attached to this earnings release.

Note:   All statements in this Press Release that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) weather conditions, (3) changes in market conditions, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the homebuilding process and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in and price fluctuations of raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2003.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.

October 31, 2004

Statements of Consolidated Income

(Dollars in Thousands, Except Per Share)

	Three Months Ended, Oct 31,		Twelve Months Ended, Oct 31,
	2004	2003	2004	2003
	(Unaudited)
Total Revenues	$1,402,692	$1,045,588	$4,160,403	$3,201,857
Costs and Expenses	1,197,788	899,442	3,610,631	2,790,339
Income Before Income Taxes	204,904	146,146	549,772	411,518
Provision for Taxes	71,144	54,897	201,091	154,138
Net Income	$133,760	$91,249	$348,681	$257,380
Per Share Data:
Basic:
Income per common share	$2.16	$1.49	$5.63	$4.16
Weighted Average Number of Common Shares Outstanding	61,950	61,418	61,892	61,920

Assuming Dilution:
Income per common share	$2.06	$1.40	$5.35	$3.93
Weighted Average Number of Common Shares Outstanding	65,072	65,318	65,133	65,538

Hovnanian Enterprises, Inc.

October 31, 2004

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin Three Months Ended October 31,		Homebuilding Gross Margin Twelve Months Ended October 31,
	2004	2003	2004	2003
	(Unaudited)
Sale of Homes	$1,379,437	$1,025,042	$4,082,263	$3,129,830
Cost of Sales, excluding interest	1,027,258	759,087	3,042,057	2,331,393
Homebuilding Gross Margin, excluding interest	$352,179	$265,955	$1,040,206	$798,437
Cost of Sales interest	15,826	13,396	54,985	44,069
Homebuilding Gross Margin, including interest	$336,353	$252,559	$985,221	$754,368

Gross Margin Percentage, excluding interest	25.5%	25.9%	25.5%	25.5%
Gross Margin Percentage, including interest	24.4%	24.6%	24.1%	24.1%

	Land Sales Gross Margin Three Months Ended October 31,		Land Sales Gross Margin Twelve Months Ended October 31,
	2004	2003	2004	2003
	(Unaudited)
Land and Lot Sales	$849	$1,141	$2,664	$14,205
Cost of Sales	759	943	2,217	10,931
Land and Lot Gross Margin	$90	$198	$447	$3,274

Hovnanian Enterprises, Inc.

October 31, 2004

Reconciliation of EBITDA to Net Income

(Dollars in Thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2004	2003	2004	2003
	(Unaudited)
Net Income	$133,760	$91,249	$348,681	$257,380
Income Taxes	71,144	54,897	201,091	154,138
Interest expense	21,278	19,350	75,042	63,658
EBIT (1)	$226,182	$165,496	$624,814	$475,176
Depreciation	1,583	1,768	6,189	6,714
Amortization Debt Fees	279	364	10,999	2,978
Amortization of Intangibles	9,808	2,915	28,923	8,380
Other Amortization	792	1,167	3,417	4,667
Asset Write-off	3,500	2,723	3,500	2,723
EBITDA(2)	$242,144	$174,433	$677,842	$500,638

INTEREST INCURRED	$22,457	$18,100	$87,674	$66,332

EBITDA TO INTEREST INCURRED	10.8	9.6	7.7	7.5

(1)   EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2)   EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and non-recurring write-offs.

Hovnanian Enterprises, Inc.

October 31, 2004

Interest Incurred, Expensed and Capitalized

(Dollars is Thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2004	2003	2004	2003
	(Unaudited)
Interest Capitalized at Beginning of Period	$36,286	$26,083	$24,833	$22,159
Plus Interest Incurred	22,457	18,100	87,674	66,332
Less Interest Expensed	21,278	19,350	75,042	63,658
Interest Capitalized at End of Period	$37,465	$24,833	$37,465	$24,833

Hovnanian Enterprises, Inc.

October 31, 2004

Summary Financial Projection

(Dollars in Millions, except per share or where noted)

(Unaudited)

	Fiscal Year 10/31/2001	Fiscal Year 10/31/2002	Fiscal Year 10/31/2003	Fiscal Year 10/31/2004	Projection Fiscal Year 10/31/2005

Total Revenues ($ Billion)	$1.7	$2.6	$3.2	$4.2	> $5.0
Income Before Income Taxes	$106.4	$225.7	$411.5	$549.8	> $690.0
Pre-tax Margin	6.1%	8.8%	12.9%	13.2%	> 13.8%
Net Income	$63.7	$137.7	$257.4	$348.7	> $429.0
Earnings Per Share (fully diluted)	$1.15	$2.14	$3.93	$5.35	> $6.50	(1)

(1) Fiscal 2005 projection includes a land sale to be recognized in the latter half of the year with estimated revenue of $41 million and $12 million in pre-tax profit and an estimated contribution from unconsolidated joint ventures of less than $0.15 per diluted share.

Hovnanian Enterprises, Inc.
Consolidated Balance Sheets

(In Thousands)	October 31, 2004	October 31, 2003

ASSETS
Homebuilding:
Cash and cash equivalents	$65,013	$121,913
Inventories – At the lower of cost or fair value
Sold and unsold homes and lots under development	1,785,706	1,184,907
Land and land options held for future development or sale	436,184	270,502
Consolidated Inventory Not Owned:
Specific performance options	11,926	56,082
Variable interest entities	213,726	100,327
Other options	31,824	48,226
Total Consolidated Inventory Not Owned	257,476	204,635
Total Inventories	2,479,366	1,660,044
Receivables, deposits, and notes	56,753	42,506
Property, plant, and equipment – net	44,137	26,263
Prepaid expenses and other assets	134,456	106,525
Goodwill and indefinite life intangibles	32,658	82,658
Definite life intangibles	125,492	56,978
Total Homebuilding	2,937,875	2,096,887
Financial Services:
Cash and cash equivalents	13,011	6,308
Mortgage loans held for sale	209,193	224,052
Other assets	8,245	3,945
Total Financial Services	230,449	234,305
Income Taxes Receivable – Including deferred tax benefits		1,179
Total Assets	$3,168,324	$2,332,371

Hovnanian Enterprises, Inc.

Consolidated Balance Sheets

(In Thousands)	October 31, 2004	October 31, 2003
LIABILITIES AND STOCKHOLDERS’ EQUITY
Homebuilding:
Nonrecourse land mortgages	$25,687	$43,795
Accounts payable and other liabilities	329,621	229,986
Customers’ deposits	80,131	58,376
Nonrecourse mortgages secured by operating properties	24,951	710
Liabilities from inventory not owned	39,603	94,780
Total Homebuilding	499,993	427,647
Financial Services:
Accounts payable and other liabilities	6,080	5,917
Mortgage warehouse line of credit	188,417	166,711
Total Financial Services	194,497	172,628
Notes Payable:
Revolving and term credit agreements	115,000	115,000
Senior notes	602,737	387,166
Senior subordinated notes	300,000	300,000
Accrued interest	15,522	15,675
Total Notes Payable	1,033,259	817,841
Income Taxes Payable	48,999
Total Liabilities	1,776,748	1,418,116
Minority interest from inventory not owned		90,252
Minority interest from consolidated joint ventures	3,472	4,291
Stockholders’ Equity :
Preferred Stock, $.01 par value–authorized 100,000 shares; none issued Common Stock, Class A, $.01 par value–authorized 200,000,000 shares; issued 56,797,313 shares in 2004 and 56,036,116 shares in 2003 (including 10,395,656 shares in 2004 and 10,780,436 shares in 2003 held in Treasury)	568	560
Common Stock, Class B, $.01 par value (convertible to Class A at time of sale) – authorized 30,000,000 shares; issued 15,376,972 shares in 2004 and 15,537,016 shares in 2003 (both years include 691,748 shares held in Treasury)	154	155
Paid in Capital	199,643	163,355
Retained Earnings	1,053,863	705,182
Deferred Compensation	(11,784)
Treasury Stock – at cost	(50,050)	(49,540)
Total Stockholders’ Equity	1,192,394	819,712
Total Liabilities and Stockholders’ Equity	$2,972,614	$2,332,371

Hovnanian Enterprises, Inc.
Condensed Consolidated Statements of Income

	Year Ended
(In Thousands Except Per Share Data)	October 31, 2004	October 31, 2003	October 31, 2002

Revenues:
Homebuilding:
Sale of homes	$4,082,263	$3,129,830	$2,462,095
Land sales and other revenues	17,852	20,742	48,241
Total Homebuilding	4,100,115	3,150,572	2,510,336
Financial services	60,288	51,285	40,770
Total Revenues	4,160,403	3,201,857	2,551,106
Expenses:
Homebuilding:
Cost of sales, excluding interest	3,044,274	2,342,324	1,955,838
Cost of sales interest	54,985	44,069	49,424
Total Cost of Sales	3,099,259	2,386,393	2,005,262
Selling, general and administrative	332,305	253,724	194,903
Inventory impairment loss	6,990	5,150	8,199
Total Homebuilding	3,438,554	2,645,267	2,208,364
Financial services	34,782	28,415	22,543
Corporate general and administrative	63,423	66,008	51,974
Interest	20,057	19,589	10,947
Expenses related to extinguishment of debt	9,597	1,619
Other operations	15,295	21,061	31,548
Intangible amortization	28,923	8,380
Total Expenses	3,610,631	2,790,339	2,325,376
Income Before Income Taxes	549,772	411,518	225,730
State and Federal Income Taxes:
State	21,595	17,458	8,993
Federal	179,496	136,680	79,041
Total Taxes	201,091	154,138	88,034
Net Income	$348,681	$257,380	$137,696
Per Share Data:
Basic:
Income Per Common Share	$5.63	$4.16	$2.26
Weighted Average Number of Common Shares Outstanding	61,892	61,920	60,810
Assuming Dilution:
Income Per Common Share	$5.35	$3.93	$2.14
Weighted Average Number of Common Shares Outstanding	65,133	65,538	64,310

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(unaudited)

Communities Under Development

Twelve Months - 10/31/04

	Net Contracts(1) Twelve Months Ended October 31st			Deliveries Twelve Months Ended October 31st			Contract Backlog(2) October 31st
	2004	2003	% Change	2004	2003	% Change	2004	2003	% Change
Northeast Region
Homes	3,191	2,695	18.4%	3,188	2,387	33.6%	2,221	2,218	0.1%
Dollars	1,071,416	801,117	33.7%	1,027,356	774,209	32.7%	733,168	581,865	26.0%
Avg. Price	335,762	297,260	13.0%	322,257	324,344	(0.6)%	330,107	262,338	25.8%
Southeast Region
Homes	4,038	3,241	24.6%	3,976	2,720	46.2%	2,399	1,761	36.2%
Dollars	1,161,514	867,984	33.8%	1,066,474	682,210	56.3%	770,804	526,348	46.4%
Avg. Price	287,646	267,814	7.4%	268,228	250,813	6.9%	321,302	298,892	7.5%
Southwest Region
Homes	3,810	2,525	50.9%	3,875	2,431	59.4%	924	989	(6.6)%
Dollars	674,115	480,609	40.3%	681,083	481,634	41.4%	164,655	157,655	4.4%
Avg. Price	176,933	190,340	(7.0)%	175,763	198,122	(11.3)%	178,198	159,408	11.8%
West Region
Homes	4,671	3,822	22.2%	3,547	3,984	(11.0)%	1,917	793	141.7%
Dollars	1,766,829	1,144,582	54.4%	1,307,350	1,190,516	9.8%	775,295	264,536	193.1%
Avg. Price	378,255	299,472	26.3%	368,579	298,824	23.3%	404,431	333,589	21.2%
Other
Homes	N/A	2	N/A	N/A	9	N/A	N/A	N/A	N/A
Dollars	N/A	313	N/A	N/A	1,261	N/A	N/A	N/A	N/A
Avg. Price	N/A	156,500	N/A	N/A	140,111	N/A	N/A	N/A	N/A
Consolidated Total
Homes	15,710	12,285	27.9%	14,586	11,531	26.5%	7,461	5,761	29.5%
Dollars	4,673,874	3,294,605	41.9%	4,082,263	3,129,830	30.4%	2,443,922	1,530,404	59.7%
Avg. Price	297,509	268,181	10.9%	279,875	271,427	3.1%	327,560	265,649	23.3%
Unconsolidated Joint Ventures
Homes	438	67	N/M	84	54	55.6%	390	36	N/M
Dollars	245,745	22,272	N/M	36,555	11,034	N/M	225,068	15,878	N/M
Avg. Price	561,062	332,418	68.8%	435,179	204,340	113.0%	577,098	441,046	30.8%
Total
Homes	16,148	12,352	30.7%	14,670	11,585	26.6%	7,851	5,797	35.4%
Dollars	4,919,619	3,316,877	48.3%	4,118,818	3,140,864	31.1%	2,668,990	1,546,282	72.6%
Avg. Price	304,658	268,530	13.5%	280,765	271,115	3.6%	339,955	266,739	27.4%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Total acquired backlog in fiscal 2004 was 576 homes with a sales value of $142.0 million.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(unaudited)

Communities Under Development

Three Months - 10/31/04

	Net Contracts(1) Three Months Ended October 31st			Deliveries Three Months Ended October 31st			Contract Backlog(2) October 31st
	2004	2003	% Change	2004	2003	% Change	2004	2003	% Change
Northeast Region
Homes	786	799	(1.6)%	1,087	847	28.3%	2,221	2,218	0.1%
Dollars	293,113	219,102	33.8%	365,358	279,252	30.8%	733,168	581,865	26.0%
Avg. Price	372,917	274,220	36.0%	336,116	329,695	1.9%	330,107	262,338	25.8%
Southeast Region
Homes	906	841	7.7%	1,198	787	52.2%	2,399	1,761	36.2%
Dollars	274,818	230,807	19.1%	349,532	202,345	72.7%	770,804	526,348	46.4%
Avg. Price	303,332	274,444	10.5%	291,763	257,109	13.5%	321,302	298,892	7.5%
Southwest Region
Homes	939	803	16.9%	1,222	912	34.0%	924	989	(6.6)%
Dollars	170,958	142,412	20.0%	217,214	172,298	26.1%	164,655	157,655	4.4%
Avg. Price	182,063	177,350	2.7%	177,753	188,923	(5.9)%	178,198	159,408	11.8%
West Region
Homes	1,071	828	29.3%	1,087	1,138	(4.5)%	1,917	793	141.7%
Dollars	426,912	261,606	63.2%	447,333	371,147	20.5%	775,295	264,536	193.1%
Avg. Price	398,610	315,949	26.2%	411,530	326,140	26.2%	404,431	333,589	21.2%
Consolidated Total
Homes	3,702	3,271	13.2%	4,594	3,684	24.7%	7,461	5,761	29.5%
Dollars	1,165,801	853,927	36.5%	1,379,437	1,025,042	34.6%	2,443,922	1,530,404	59.7%
Avg. Price	314,911	261,060	20.6%	300,269	278,242	7.9%	327,560	265,649	23.3%
Unconsolidated Joint Ventures
Homes	137	37	N/M	28	24	16.7%	390	36	N/M
Dollars	66,571	15,863	N/M	13,634	4,960	174.8%	225,068	15,878	N/M
Avg. Price	485,921	428,736	13.3%	486,917	206,685	135.6%	577,098	441,045	30.8%
Total
Homes	3,839	3,308	16.1%	4,622	3,708	24.6%	7,851	5,797	35.4%
Dollars	1,232,372	869,790	41.7%	1,393,071	1,030,002	35.2%	2,668,990	1,546,282	72.6%
Avg. Price	321,014	262,935	22.1%	301,400	277,778	8.5%	339,955	266,738	27.4%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Total acquired backlog in the fourth quarter of fiscal 2004 was 133 homes with a sales value of $72.2 million.